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                                                                     Exhibit 1.1


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                     BALLY TOTAL FITNESS HOLDING CORPORATION



                            (a Delaware corporation)



                        4,000,000 Shares of Common Stock



                               PURCHASE AGREEMENT












             Dated: ____________, 2001




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                                Table of Contents


PURCHASE AGREEMENT................................................................................................1
         SECTION 1.      REPRESENTATIONS AND WARRANTIES...........................................................3
                  (a)    Representations and Warranties by the Company............................................3
                         (i)    COMPLIANCE WITH REGISTRATION REQUIREMENTS.........................................3
                         (ii)   INCORPORATED DOCUMENTS............................................................4
                         (iii)  INDEPENDENT ACCOUNTANTS...........................................................4
                         (iv)   FINANCIAL STATEMENTS..............................................................4
                         (v)    NO MATERIAL ADVERSE CHANGE IN BUSINESS............................................5
                         (vi)   GOOD STANDING OF THE COMPANY......................................................5
                         (vii)  GOOD STANDING OF SUBSIDIARIES.....................................................5
                         (viii) CAPITALIZATION....................................................................6
                         (ix)   AUTHORIZATION OF AGREEMENT........................................................6
                         (x)    AUTHORIZATION AND DESCRIPTION OF SECURITIES.......................................6
                         (xi)   ABSENCE OF DEFAULTS AND CONFLICTS.................................................6
                         (xii)  ABSENCE OF LABOR DISPUTE..........................................................7
                         (xiii) ABSENCE OF PROCEEDINGS............................................................7
                         (xiv)  ACCURACY OF EXHIBITS..............................................................8
                         (xv)   POSSESSION OF INTELLECTUAL PROPERTY...............................................8
                         (xvi)  ABSENCE OF FURTHER REQUIREMENTS...................................................8
                         (xvii) POSSESSION OF LICENSES AND PERMITS................................................8
                         (xviii)TITLE TO PROPERTY.................................................................9
                         (xix)  COMPLIANCE WITH CUBA ACT..........................................................9
                         (xx)   INVESTMENT COMPANY ACT............................................................9
                         (xxi)  ENVIRONMENTAL LAWS................................................................9
                         (xxii) TAX MATTERS......................................................................10
                         (xxiii)ACCOUNTING CONTROLS AND METHODOLOGY..............................................10
                         (xxiv) NO REGISTRATION RIGHTS...........................................................11
                         (xxv)  SOLVENCY.........................................................................11
                         (xxvi) COMPLIANCE WITH LAWS.............................................................11
                  (b)    Representations and Warranties by the Selling Stockholders..............................11
                         (i)    ACCURATE DISCLOSURE..............................................................11
                         (ii)   AUTHORIZATION OF AGREEMENTS......................................................11
                         (iii)  GOOD AND MARKETABLE TITLE........................................................12
                         (iv)   DUE EXECUTION OF POWER OF ATTORNEY AND CUSTODY AGREEMENT.........................12
                         (v)    ABSENCE OF MANIPULATION..........................................................12
                         (vi)   ABSENCE OF FURTHER REQUIREMENTS..................................................13
                         (vii)  RESTRICTION ON SALE OF SECURITIES................................................13
                         (viii) CERTIFICATES SUITABLE FOR TRANSFER...............................................13
                         (ix)   NO ASSOCIATION WITH NASD.........................................................13
                  (c)    Officer's Certificates..................................................................13
         SECTION 2.      SALE AND DELIVERY TO UNDERWRITERS; CLOSING..............................................14
                  (a)    Initial Securities......................................................................14
                  (b)    Option Securities.......................................................................14
                  (c)    Payment.................................................................................14
                  (d)    Denominations; Registration.............................................................15
                  (e)    United Kingdom Regulatory Issues........................................................15
         SECTION 3.      COVENANTS OF THE COMPANY................................................................16
                  (a)    Compliance with Securities Regulations and Commission Requests..........................16
                  (b)    Filing of Amendments....................................................................16
                  (c)    Delivery of Registration Statements.....................................................16



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

                  (d)    Delivery of Prospectuses................................................................17
                  (e)    Continued Compliance with Securities Laws...............................................17
                  (f)    Blue Sky Qualifications.................................................................17
                  (g)    Rule 158................................................................................18
                  (h)    Use of Proceeds.........................................................................18
                  (i)    Listing.................................................................................18
                  (j)    Restriction on Sale of Securities.......................................................18
                  (k)    Reporting Requirements..................................................................18
         SECTION 4.      PAYMENT OF EXPENSES.....................................................................18
                  (a)    Expenses................................................................................18
                  (b)    Expenses of the Selling Stockholders....................................................19
                  (c)    Termination of Agreement................................................................19
                  (d)    Allocation of Expenses..................................................................19
         SECTION 5.      CONDITIONS OF UNDERWRITERS' OBLIGATIONS.................................................19
                  (a)    Effectiveness of Registration Statement.................................................20
                  (b)    Opinion of Counsel for Company..........................................................20
                  (c)    Opinion of Counsel for the Selling Stockholders.........................................20
                  (d)    Opinion of Counsel for Underwriters.....................................................20
                  (e)    Officers' Certificate...................................................................21
                  (f)    Certificate of Selling Stockholders.....................................................21
                  (g)    Accountant's Comfort Letter.............................................................21
                  (h)    Bring-down Comfort Letter...............................................................21
                  (i)    Approval of Listing.....................................................................21
                  (j)    No Objection............................................................................21
                  (k)    Lock-up Agreements......................................................................22
                  (l)    Conditions to Purchase of Option Securities.............................................22
                         (i)    OFFICERS' CERTIFICATE............................................................22
                         (ii)   OPINION OF COUNSEL FOR COMPANY...................................................22
                         (iii)  OPINION OF COUNSEL FOR UNDERWRITERS..............................................22
                         (iv)   BRING-DOWN COMFORT LETTER........................................................22
                  (m)    Additional Documents....................................................................22
                  (n)    Termination of Agreement................................................................23
         SECTION 6.      INDEMNIFICATION.........................................................................23
                  (a)    Indemnification of Underwriters.........................................................23
                  (b)    Indemnification of Underwriters by Selling Stockholders.................................24
                  (c)    Indemnification of Company, Directors and Officers and Selling Stockholders.............25
                  (d)    Actions against Parties; Notification...................................................25
                  (e)    Settlement without Consent if Failure to Reimburse......................................26
                  (f)    Other Agreements with Respect to Indemnification........................................26
         SECTION 7.      CONTRIBUTION............................................................................26
         SECTION 8.      REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY..........................28
         SECTION 9.      TERMINATION OF AGREEMENT................................................................28
                  (a)    Termination; General....................................................................28
                  (b)    Liabilities.............................................................................28
         SECTION 10.     DEFAULT BY ONE OR MORE OF THE UNDERWRITERS..............................................29
         SECTION 11.     DEFAULT BY ONE OR MORE OF THE SELLING STOCKHOLDERS OR THE COMPANY.......................29
         SECTION 12.     NOTICES.................................................................................30
         SECTION 13.     PARTIES.................................................................................30
         SECTION 14.     GOVERNING LAW AND TIME..................................................................31
         SECTION 15.     EFFECT OF HEADINGS......................................................................31

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
SCHEDULES
         Schedule A  -   List of Underwriters................................................................St A-1
         Schedule B  -   List of Selling Stockholders........................................................St B-1
         Schedule C  -   Pricing Information.................................................................St C-1
         Schedule D  -   List of Subsidiaries and Encumbrances ..............................................St D-1
         Schedule E  -   List of Persons and Entities Subject to Lock-up.....................................St E-1


EXHIBITS
         Exhibit A  -  Form of Opinion of Company's Outside Counsel........................................     A-1
         Exhibit B  -  Form of Opinion of Company's General Counsel........................................     B-1
         Exhibit C   - Form of Opinion of Selling Stockholders' Counsel....................................     C-1
         Exhibit D  -  Form of Lock-up Letter..............................................................     D-1

ANNEXES
            Annex A    - Form of Accountant's Comfort Letter..............................................Annex A-1







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                  BALLY TOTAL FITNESS HOLDING CORPORATION

                            (a Delaware corporation)

                        4,000,000 Shares of Common Stock

                           (Par Value $.01 Per Share)

                               PURCHASE AGREEMENT

                                                              ____________, 2001

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
DEUTSCHE BANC ALEX. BROWN INC.
BANC OF AMERICA SECURITIES LLC
WILLIAM BLAIR & COMPANY, L.L.C.
CIBC WORLD MARKETS CORP.
JEFFERIES & COMPANY, INC.
         as Representatives of the several Underwriters
c/o  Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

         Bally Total Fitness Holding Corporation, a Delaware corporation (the "Company"), and the persons listed in Schedule B hereto (the "Selling Stockholders"), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Deutsche Banc Alex. Brown Inc. ("Deutsche"), Banc of America Securities LLC ("Banc of America"), William Blair & Company, L.L.C. ("William Blair"), CIBC World Markets Corp. ("CIBC"), Jefferies & Company, Inc. ("Jefferies") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in
Section 10 hereof), for whom Merrill Lynch, Deutsche, Banc of America, William Blair, CIBC, and Jefferies are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the sale by the Company and the Selling Stockholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common


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Stock, par value $.01 per share, of the Company ("Common Stock") set forth in
Schedules A and B hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 600,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 4,000,000 shares of Common Stock (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 600,000 shares of Common Stock subject to the option described in
Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities".

         The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-55136) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus". Such registration statement, including the exhibits thereto, schedules thereto, if any, and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective and including the Rule 430A Information or the Rule 434 Information, as applicable, is herein called the "Registration Statement". Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated February 22, 2001 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the



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Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained", "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

         SECTION 1.   REPRESENTATIONS AND WARRANTIES.

         (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

                  (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in


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         order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

                  Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) INCORPORATED DOCUMENTS. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), as applicable, and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (iii) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iv) FINANCIAL STATEMENTS. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as otherwise described in such financial statements. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary


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         financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

                  (v) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (vi) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vii) GOOD STANDING OF SUBSIDIARIES. Each subsidiary of the Company (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly incorporated or otherwise organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or other formation, has due power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and each Significant Subsidiary (as defined herein) is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and, except as set forth on Schedule D attached hereto, is directly or through Subsidiaries wholly owned by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock or other ownership interests of any Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Subsidiary. Attached hereto as Schedule D

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         is a true and complete list of the Subsidiaries of the Company. As used herein, "Significant Subsidiary" means any subsidiary designated by the Company as a Significant Subsidiary in Schedule D attached hereto. The assets of the Significant Subsidiaries (i) constitute at least 95% of the total assets of the Company and its Subsidiaries considered as one enterprise and (ii) produced at least 95% of the operating income of the Company and its Subsidiaries considered as one enterprise in each of the last three fiscal years, in each case determined in accordance with GAAP.

                  (viii) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock, including the Securities to be purchased by the Underwriters from the Selling Stockholders, of the Company have been or will be prior to the Closing Time duly authorized and validly issued and are or will be prior to the Closing Time fully paid and non-assessable; none of the outstanding shares of capital stock, including the Securities to be purchased by the Underwriters from the Selling Stockholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  (ix) AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by the Company.

                  (x) AUTHORIZATION AND DESCRIPTION OF SECURITIES. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectus and such statements conform to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                  (xi) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

                  (xii) ABSENCE OF LABOR DISPUTE. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, has been threatened, and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  (xiii) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (xiv) ACCURACY OF EXHIBITS. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

                  (xv) POSSESSION OF INTELLECTUAL PROPERTY. The Company and its Subsidiaries license, own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xvi) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state or foreign securities laws.

                  (xvii) POSSESSION OF LICENSES AND PERMITS. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess such Governmental Licenses would not, singly or in the aggregate, have a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xviii) TITLE TO PROPERTY. The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus, (b) are listed on Schedule D hereto or (c) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, which, in either case, may be expected to result in a Material Adverse Effect.

                  (xix) COMPLIANCE WITH CUBA ACT. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

                  (xx) INVESTMENT COMPANY ACT. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                  (xxi) ENVIRONMENTAL LAWS. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
         (C) there are no
         pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and
         (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                  (xxii) TAX MATTERS. All United States federal income tax returns of the Company and its consolidated Subsidiaries required by law to be filed have been filed and all taxes shown by said returns or otherwise assessed which are due and payable have been paid, except assessments against which appeals have been or will be promptly taken. All United States federal income tax returns of Bally Entertainment Corporation ("Entertainment") and its consolidated subsidiaries, including the Company, for tax periods prior to January 9, 1996, required by law to be filed have been filed and all taxes shown by the said returns or otherwise assessed which are due and payable have been paid, except assessments against which appeals have been or will be promptly taken. The United States federal income tax returns of Entertainment and its consolidated subsidiaries, including the Company and its subsidiaries, through the fiscal year ended 1986 have been settled and no assessment in connection therewith has been made against the Company or Entertainment in connection with the business of the Company. The Company and its Significant Subsidiaries have filed all other tax returns which are required to have been filed by them pursuant to applicable state, local or other law except insofar as the failure to file such returns individually and in the aggregate would not have a Material Adverse Effect, and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company or its Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the consolidated books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessment or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy which would not have a Material Adverse Effect.

                  (xxiii) ACCOUNTING CONTROLS AND METHODOLOGY. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management's general or specific authorization,
         (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) the tax accounting method used by the

         Company and its Subsidiaries to report income from membership contracts is the proper method of accounting for United States federal income tax purposes and is in accordance with agreements reached with the Internal Revenue Service.

                  (xxiv) NO REGISTRATION RIGHTS. There are no holders of securities of the Company who by reason of the filing of the Registration Statement under the 1933 Act have the right to request the Company to register under the 1933 Act securities held by them.

                  (xxv) SOLVENCY. The Company is, and immediately after the Closing Time will be, Solvent. As used herein, the term "Solvent" means, with respect to the Company on a particular date, that on such date (A) the fair market value of the assets of the Company is greater than the total amount of liabilities (including contingent liabilities) of the Company, (B) the present fair salable value of the assets of the Company is greater than the amount that will be required to pay the probable liabilities of the Company on its debts as they become absolute and matured, (C) the Company is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and (D) the Company does not have unreasonably small capital.

                  (xxvi) COMPLIANCE WITH LAWS. The Company and its Subsidiaries have conducted and are conducting their business in compliance with all applicable federal, state and local laws, rules, regulations, decisions, directives and orders, except where the failure to do so would not have a Material Adverse Effect.

         (b) Representations and Warranties by the Selling Stockholders. Each Selling Stockholder severally but not jointly represents and warrants to each Underwriter as of the date hereof and as of the Closing Time, and agrees with each Underwriter, as follows:

                  (i) ACCURATE DISCLOSURE. Such Selling Stockholder has reviewed and is familiar with the Registration Statement and the Prospectus and neither the Prospectus nor any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact, in each case as to such Selling Stockholder, necessary in order to make the statements therein with respect to such Selling Stockholder, in the light of the circumstances under which they were made, not misleading; such Selling Stockholder is not prompted to sell the Securities to be sold by such Selling Stockholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the Prospectus.

                  (ii) AUTHORIZATION OF AGREEMENTS. Such Selling Stockholder has the full right, power and authority to enter into this Agreement, a Power of Attorney (the "Power of Attorney") and a Custody Agreement (the "Custody Agreement") and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder hereunder. The execution and delivery of this Agreement, the Power of Attorney and the Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Stockholder and the consummation of the transactions contemplated herein and compliance by such Selling Stockholder with its obligations hereunder have been duly authorized by such Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Stockholder or any property or assets of such Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, or to which any of the property or assets of such Selling Stockholder is subject, nor will such action result in any violation of the provisions of the governing organizational instrument of such Selling Stockholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties.

                  (iii) GOOD AND MARKETABLE TITLE. Such Selling Stockholder has or will at the Closing Time have good and marketable title to the Securities to be sold by such Selling Stockholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming each such Underwriter has no notice of any adverse claim, each of the Underwriters will receive good and marketable title to the Securities purchased by it from such Selling Stockholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

                  (iv) DUE EXECUTION OF POWER OF ATTORNEY AND CUSTODY AGREEMENT. Such Selling Stockholder has duly executed and delivered, in the form heretofore furnished to the Representatives, the Power of Attorney with Richard B. Neff as attorney-in-fact (the "Attorney-in-Fact") and the Custody Agreement with LaSalle National Bank as custodian (the "Custodian"); the Custodian is authorized to deliver the Securities to be sold by such Selling Stockholder hereunder and to accept payment therefor; and the Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in Section 5(f) or that may be required pursuant to Section 5(m) on behalf of such Selling Stockholder, to sell, assign and transfer to the Underwriters the Securities to be sold by such Selling Stockholder hereunder, to determine the purchase price to be paid by the Underwriters to such Selling Stockholder, as provided in Section 2(a) hereof, to authorize the delivery of the Securities to be sold by such Selling Stockholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Stockholder in connection with this Agreement.

                  (v) ABSENCE OF MANIPULATION. Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (vi) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Selling Stockholder of its obligations hereunder or in the Power of Attorney and the Custody Agreement, or in connection with such Selling Stockholder's sale and delivery of the Securities hereunder or such Selling Stockholder's consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

                  (vii) RESTRICTION ON SALE OF SECURITIES. During a period of 90 days from the date of the Prospectus, such Selling Stockholder will not, without the prior written consent of Merrill Lynch, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the exercise of currently outstanding warrants covering such Securities or the Securities to be sold hereunder.

                  (viii) CERTIFICATES SUITABLE FOR TRANSFER. Certificates for all of the Securities to be sold by such Selling Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been or prior to closing will be placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement.

                  (ix) NO ASSOCIATION WITH NASD. Neither such Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc., except that a co-executor of a Selling Stockholder, who also serves as the agent and attorney-in-fact (the "Attorney-in-Fact") for the Selling Stockholders, is a director of an investment banking firm that is not participating in this offering.

         (c) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Stockholders as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

         SECTION 2. SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Stockholder, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Stockholder, at the purchase price per share set forth in Schedule B, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or such Selling Stockholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 600,000 shares of Common Stock, at the purchase price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire at 5:30 p.m. (Eastern time) 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Latham & Watkins, Sears Tower, Suite 5800, Chicago, Illinois 60606, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Stockholders at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company and the Selling Stockholders (such time and date of payment and delivery being herein called the "Closing Time").

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Stockholders, on each Date of Delivery as specified in the notice from the Representatives to the Company and the Selling Stockholders.

         Payment shall be made to the Company and the Selling Stockholders by wire transfer of immediately available funds to the bank accounts designated in the written instructions provided to the Representatives by the Company and the Attorney-in-Fact, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         (e) United Kingdom Regulatory Issues. The Underwriters agree that they
(i) have not offered or sold and, prior to the expiration of the period of six months from the Closing Time, will not offer or sell in the United Kingdom, by means of any document, any Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (ii) have complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by them in relation to the Securities in, from, or otherwise involving the United Kingdom, and (iii) have only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by them in connection with the issuance of the Securities if that person is of a kind described in Article 11(3) of the Financial Service Act 1986 (Investment Advertisements) (Exemptions) Order 1996, as amended, or is a person to whom the document may otherwise be lawfully issued or passed on.

         SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with each Underwriter as follows:

         (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and, if requested by you, confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

         (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the

Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (f) Blue Sky Qualifications. The Company, in cooperation with the Underwriters, will endeavor to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and to maintain such qualifications in effect for so long as may be required to complete the distribution of the Securities contemplated by this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required to complete the distribution of the Securities contemplated by this Agreement.

         (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

         (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

         (i) Listing. The Company will use its best efforts to effect and maintain the listing of the Securities on the New York Stock Exchange.

         (j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan or (E) up to 200,000 shares of Common Stock issued by the Company in connection with acquisition transactions.

         (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         SECTION 4. PAYMENT OF EXPENSES.

         (a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including
(i) the preparation, printing and
filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's and the Selling Stockholders' counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky survey and any supplement thereto, (viii) the reasonable fees and expenses of any transfer agent, custodian or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

         (b) Expenses of the Selling Stockholders. Each of the Selling Stockholders, severally, will pay all expenses incident to the performance of their respective obligations under, and the consummation by them of the transactions contemplated by this Agreement, including any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of their Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters. Each of the Selling Stockholders will also be responsible for underwriting discounts and commissions applicable to their respective sales of the Securities.

         (c) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company and, in the case of termination pursuant to
Section 11 by reason of a Selling Stockholder's default hereunder, the defaulting Selling Stockholder shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         (d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Stockholders have made or may make for the sharing of such costs and expenses.

         SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of any Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

         (b) Opinions of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, of Kahn, Kleinman, Yanowitz & Arnson Co. L.P.A., counsel for the Company, and Cary A. Gaan, General Counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters, to the effect set forth in Exhibit A and Exhibit B, respectively, hereto and to such further effect as counsel to the Underwriters may reasonably request. For purposes of their opinion, Kahn, Kleinman, Yanowitz & Arnson Co. L.P.A., may rely upon the opinion of the General Counsel of the Company to the extent set forth in Exhibit B and others reasonably acceptable to the Underwriters.

         (c) Opinion of Counsel for the Selling Stockholders. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Orloff, Lowenbach, Stifelman & Siegel, P.A., counsel for the Selling Stockholders, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.

         (d) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Latham & Watkins, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (i), (ii), (v), (vi) (solely as to preemptive or other similar rights arising by operation of law or under the charter and by-laws of the Company), (vii) through (ix), inclusive, (xi) and the final paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

         (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any change which would result in a Material Adverse Effect, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that
(i) there has been no such change which would result in a Material Adverse Effect, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

         (f) Certificate of Selling Stockholders. At Closing Time, the Representatives shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Stockholder, dated as of Closing Time, to the effect that
(i) the representations and warranties of such Selling Stockholder contained in
Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) such Selling Stockholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

         (g) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (h) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (i) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

         (j) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (k) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by the persons listed on Schedule E hereto.

         (l) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                    (i) OFFICERS' CERTIFICATE. A certificate, dated such Date of
             Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

                    (ii) OPINION OF COUNSEL FOR COMPANY. The favorable opinion of Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                    (iii) OPINION OF COUNSEL FOR UNDERWRITERS. The favorable
             opinion of Latham & Watkins, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

                    (iv) BRING-DOWN COMFORT LETTER. A letter from Ernst & Young
             LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(g) hereof, except the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

         (m) Additional Documents. At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents, including those that evidence the exercise of the warrants held by the Estate of Arthur M. Goldberg, and issuance of shares, and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholders in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

         (n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6. INDEMNIFICATION.

         (a) Indemnification of Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act to the extent and in the manner set forth in clauses
(i), (ii) and (iii), as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company and the Selling Stockholders; and

                  (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(d) hereof, the reasonable fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
         (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or (ii) with respect to the sale of Securities by an Underwriter to any person, a failure by such Underwriter to give a copy of the Prospectus to such person within the time required by the 1933 Act (unless such failure was the result of the Company's failure to furnish to such Underwriters sufficient copies of the Prospectus on a timely basis) if, but only if, the untrue statement or alleged untrue statement or omission or alleged omission of a material fact was corrected in the Prospectus.

         (b) Indemnification of Underwriters by Selling Stockholders. The Selling Stockholders, severally in proportion to the number of shares of Securities to be sold by each of them pursuant to this Agreement, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act, to the extent and in the manner set forth in clauses
(i), (ii) and (iii), as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Selling Stockholders; and

                  (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(d) hereof, the reasonable fees and disbursements of counsel chosen by Merrill

         Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

but in each case only if and to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information concerning such Selling Stockholder furnished to the Company or the Underwriters by or on behalf of such Selling Stockholder specifically for inclusion therein; and PROVIDED, FURTHER, HOWEVER, that notwithstanding the foregoing, the aggregate liability of each Selling Stockholder pursuant to the provisions of this Section 6(b) shall be limited to an amount equal to the total proceeds (before deducting underwriting discounts and commissions and expenses) received by such Selling Stockholder from the sale of the Selling Stockholder's Securities pursuant to this Agreement.

          (c) Indemnification of Company, Directors and Officers and Selling Stockholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Stockholder and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) or 6(b) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company and the Selling Stockholders. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) or Section 6(b)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         (f) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement between the Company and the Selling Stockholders with respect to indemnification.

         SECTION 7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of the Securities as set forth on such cover.

         The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, by the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The

Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint. Notwithstanding anything to the contrary contained in the foregoing, in no event shall the aggregate liability of any Selling Stockholder for contribution pursuant to this
Section 7 exceed an amount equal to the total proceeds (before deducting underwriting discounts and commissions and expenses) received by such Selling Stockholder from the sale of the Selling Stockholder's Securities pursuant to this Agreement.

         The provisions of this Section 7 shall not affect any agreement between the Company and the Selling Stockholders with respect to contribution.

         SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Stockholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Selling Stockholders and shall survive delivery of the Securities to the Underwriters.

         SECTION 9. TERMINATION OF AGREEMENT.

         (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or
(iv) if a banking moratorium has been declared by Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in

Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

         (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

         (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either (i) the Representatives or (ii) the Company and any Selling Stockholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.

         SECTION 11. DEFAULT BY ONE OR MORE OF THE SELLING STOCKHOLDERS OR THE COMPANY.

         (a) If a Selling Stockholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Stockholder or Selling Stockholders are obligated to sell hereunder, and the remaining Selling Stockholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Stockholders as set forth in Schedule B, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Stockholder, either (a) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or
(b) elect to purchase the Securities which the non-defaulting Selling Stockholder and the Company have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Stockholder so defaulting from liability, if any, in respect of such default.

         In the event of a default by any Selling Stockholder as referred to in this Section 11, each of the Representatives, the Company and the non-defaulting Selling Stockholder shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

         (b) If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

         SECTION 12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Sears Tower, Suite 5500, Chicago, Illinois 60606, attention of Todd Kaplan; notices to the Company shall be directed to it at 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631, attention of Lee S. Hillman; and notices to the Selling Stockholders shall be directed to Orloff, Lowenbach, Stifelman & Siegel, P.A., 101 Eisenhower Parkway, Roseland, New Jersey 07068, attention of Frank L. Stifelman.

         SECTION 13. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 15. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Stockholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Stockholders in accordance with its terms.

                                        Very truly yours,

                                        BALLY TOTAL FITNESS HOLDING CORPORATION

                                        By
                                          --------------------------------------
                                            Name:
                                            Title:

                                        By
                                          --------------------------------------
                                            By: Richard B. Neff
                                            As Attorney-in-Fact acting on
                                            behalf of the Selling
                                            Stockholders named in Schedule
                                            B hereto.


CONFIRMED AND ACCEPTED,
    as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated
DEUTSCHE BANC ALEX. BROWN INC.
BANC OF AMERICA SECURITIES LLC,
WILLIAM BLAIR & COMPANY, L.L.C.
CIBC WORLD MARKETS CORP.
JEFFERIES & COMPANY, INC.


By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                           INCORPORATED



By
   ---------------------------------------------
             Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                        PURCHASE AGREEMENT SIGNATURE PAGE

                                   SCHEDULE A


         Name of Underwriter                           Number of
         -------------------                            Initial
                                                       Securities
                                                       ----------

Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated.......................
Deutsche Banc Alex. Brown Inc. .....................
Banc of America Securities LLC .....................
William Blair & Company, L.L.C. ....................
CIBC World Markets Corp. ...........................
Jefferies & Company, Inc. ..........................

Total...............................................          4,000,000
                                                              =========




                                    Sch. A-1

                                   SCHEDULE B



                                                                 NUMBER OF INITIAL        MAXIMUM NUMBER OF OPTION
                                                               SECURITIES TO BE SOLD        SECURITIES TO BE SOLD
                                                               ---------------------        ---------------------
Bally Total Fitness Holding Corporation                              1,408,821                     600,000

Estate of Arthur M. Goldberg                                         2,407,104                           0

Nugget Partners, L.P.                                                  184,075                           0

-----------------------------------------------------------------------------------------------------------------
                            Total                                    4,000,000                     600,000





















                                                       Sch. B-1

                                   SCHEDULE C

                     BALLY TOTAL FITNESS HOLDING CORPORATION
                        4,000,000 Shares of Common Stock
                           (Par Value $.01 Per Share)




         1. The public offering price per share for the Securities shall be $__________.

         2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $__________, being an amount equal to the public offering price set forth above less $__________ per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.


















                                    Sch. C-1

                                   SCHEDULE D

                              List of Subsidiaries


A.       List of Significant Subsidiaries:

         Bally Total Fitness Corporation
         H & T Receivable Funding Corporation
         Holiday Spa Health Clubs of California
         Holiday Universal, Inc.
         Jack Lalanne Fitness Centers, Inc.
         So. Cal. Nautilus Fitness Centers, Inc.

B.       List of all Subsidiaries other than those listed in A above:

         Bally Fitness Franchising, Inc.
         Bally Franchise RSC, Inc.
         Bally Franchising Holdings, Inc.
         Bally Total Fitness Clinics, Inc.
         Bally Total Fitness International, Inc.
         Bally Total Fitness of Greater Michigan, Inc.
         Bally Total Fitness of Missouri, Inc.
         Bally Total Fitness of Toledo, Inc.
         Bally's Fitness & Racquet Clubs, Inc.
         Bally's PacWest, Inc.
         BFIT Rehab of Boca Raton, Inc.
         BFIT Rehab of Kendall, Inc.
         BFIT Rehab of West Palm Beach, Inc.
         BFIT Rehabilitation Services, Inc.
         BSPS, LLC
         BTF Cincinnati Corporation
         BTF Indianapolis Corporation
         BTF Minneapolis Corporation
         BTF PA Corporation
         BTF PA LLC
         BTF Washington, Inc.
         BTFCC, Inc.
         BTFF Corporation
         Efit.COM Incorporated
         Health & Tennis Corporation of New York
         Holiday Health Clubs and Fitness Centers, Inc.
         Holiday Health Clubs of the East Coast, Inc.

                                    Sch. D-1

         Holiday Health Clubs of the Southeast, Inc.
         Holiday/Southeast Holding Corp.
         Houston Health Clubs, Inc.
         Jack LaLanne Holding Corp.
         Lincoln Indemnity Company
         Manhattan Sports Clubs, Inc.
         Nautilus Plus of Oregon, Inc.
         Penn Hills Spa Limited Partnership
         Powerflex Corporation
         Scandinavian Development Company
         Scandinavian Health Spa, Inc.
         Scandinavian US Swim & Fitness, Inc.
         Spa Associates Limited Partnership
         Tidelands Holiday Health Clubs, Inc.
         U.S. Health, Inc.

C.       List of Subsidiaries Not Wholly-Owned:

         Bally Matrix Fitness Centre, Ltd.
         BTF Canada Corporation
         Connecticut Coast Fitness Centers, Inc.
         Connecticut Valley Fitness Centers, Inc.
         Greater Philly No. 1 Holding Company
         Greater Philly No. 2 Holding Company
         Health and Tennis (UK) Limited
         Holiday Health & Fitness Centers of New York, Inc.
         KR/BTF, LLC
         New Fitness Holding Co., Inc.
         Nycon Holding Co.
         Physical Fitness Centers of Philadelphia, Inc.
         Providence Fitness Centers, Inc.
         Rhode Island Holding Company

D.       Encumbrances

         1. Except as set forth below, the capital stock of each subsidiary of the Company is pledged to the Company's principal lenders pursuant to various Pledge Agreements delivered in connection with the Old Credit Agreement and the New Credit Agreement (except for newly formed subsidiaries who have not yet entered into pledge agreements in connection with the Old Credit Agreement and the New Credit Agreement).


                                    Sch. D-2

                  (a) JACK LALANNE FITNESS CENTERS, INC. The capital stock of this subsidiary is pledged to Harry Schwartz pursuant to that certain Security and Escrow Agreement dated October 26, 1979 among Schwartz, Jack LaLanne Fitness Centers, Inc. Jack LaLanne Holding Corp. and Israel G. Seeger.

                  (b) BALLY MATRIX FITNESS CENTER, LTD. Only 65% of the shares of capital stock of each of these Canadian subsidiaries are pledged to the Company's lenders under the Old Credit Agreement.

                  (c) HEALTH & TENNIS (U.K.) LIMITED. Only 65% of the shares of capital stock of this U.K. subsidiary are pledged to the Company's lenders under the Old Credit Agreement.

         2. The transfer of encumbrance or the capital stock of Nycon Holding Co., New Fitness Holding Co., Inc., Connecticut Coast Fitness Centers, Inc., Connecticut Valley Fitness Centers, Inc., Holiday Health & Fitness Centers of New York, Inc., Rhode Island Holding Company, Greater Philly No. 1 Holding Company, BTF Canada Corporation, Bally Matrix Fitness Centre Ltd., Providence Fitness Centers, Inc., Greater Philly No. 2 Holding Company and Physical Fitness Centers of Philadelphia, Inc. is restricted pursuant to the terms of certain Shareholders' Agreements dated December 3, 1982 and April 29, 1987, each as amended.



                                    Sch. D-3

                                   SCHEDULE E

                          List of persons and entities
                               subject to lock-up


Lee S. Hillman
John W. Dwyer


























                                    Sch. E-1

                                                                       Exhibit A


                  FORM OF OPINION OF COMPANY'S OUTSIDE COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)


         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

         (iii) To our knowledge, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

         (iv) The authorized and issued and outstanding capital stock of the Company is as set forth in the Prospectus after the caption "Common Stock" under the heading "Capitalization" (except for subsequent issuances, if any, pursuant to the Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to or incorporated by reference in the Prospectus or pursuant to the exercise of warrants or options referred to in the Prospectus); the shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of statutory preemptive rights under the DGCL or other similar rights of any securityholder of the Company created under the Company's Restated Certificate of Incorporation or Amended and Restated By-laws or any material agreement known to us, after due inquiry, to which the Company is a party.

         (v) The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement and, when issued and delivered by the Company pursuant to the Purchase Agreement against payment of the consideration set forth in the Purchase Agreement, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

         (vi) The issuance and sale of the Securities by the Company and the sale of the Securities by the Selling Stockholders is not subject to statutory preemptive rights under the


                                    Exh. A-1

DGCL or other similar rights of any securityholder of the Company created under the Company's Restated Certificate of Incorporation or Amended and Restated By-laws or any material agreement known to us, after due inquiry, to which the Company is a party.

         (vii) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

         (viii) Based on a telephonic confirmation from the Commission on __________, 2001, the Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

         (ix) The Registration Statement, the Rule 430A Information and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectus which were filed or became effective prior to or on the date hereof, as of their respective effective or issue dates (other than the financial statements and notes thereto and the schedules and other financial data included therein or omitted therefrom, as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

         (x) The documents incorporated by reference in the Prospectus (other than the financial statements and notes thereto and the schedules and other financial data included therein or omitted therefrom, as to which we express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act as applicable and the rules and regulations of the Commission thereunder.

         (xi) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements of the DGCL and of the New York Stock Exchange and with any applicable requirements of the Company's Restated Certificate of Incorporation and Amended and Restated By-laws.

         (xii) To our knowledge, after due inquiry, and other than as described in the Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any of its Subsidiaries is a party, or to which the property of the Company or any of its Subsidiaries is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company or the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.



                                    Exh. A-2

         (xiii) The information in the Prospectus under "Business--Trademarks and Trade Names" and "Business--Government Regulation" and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company's Restated Certificate of Incorporation and Amended and Restated By-laws or legal proceedings, or legal conclusions, has been reviewed by us and is accurate in all material respects.

         (xiv) To our knowledge, after due inquiry, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

         (xv) All descriptions in the Registration Statement of specific contracts and other documents to which the Company or any of its Subsidiaries is a party are accurate in all material respects; to our knowledge, after due inquiry, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments to which the Company or any of its Subsidiaries is a party required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are accurate in all material respects.

         (xvi) To our knowledge, after due inquiry, the Company is not in violation of its Restated Certificate of Incorporation or Amended and Restated By-laws and, to our knowledge, after due inquiry, no default by the Company exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is specifically described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

         (xvii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states or foreign jurisdictions, as to which we express no opinion) is required in connection with the due authorization, execution and delivery of the Purchase Agreement by the Company or for the offering, issuance, sale or delivery of the Securities by the Company to the Underwriters as contemplated by the Purchase Agreement.

         (xviii) The execution, delivery and performance of the Purchase Agreement by the Company and the consummation by the Company of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use Of Proceeds") and compliance by the Company with its obligations under the Purchase Agreement do not and will not, whether with or without the




                                    Exh. A-3
giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xi) of the Purchase Agreement) under or, except for security interests created pursuant to the Company's Credit Agreement dated as of November 18, 1997, as amended and restated as of November 10, 1999, with the Chase Manhattan Bank, as agent and the several banks and other financial institutions which are parties thereto, which secure indebtedness thereunder and which are reflected in the Company's audited financial statements included in the Prospectus, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the Indenture between Bally Total Fitness Holding Corporation and U.S. Bank Trust National Association, as Trustee, dated as of December 16, 1998 (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or Amended and Restated By-laws of the Company, or (assuming compliance with all applicable state or foreign securities and blue sky laws) any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, after due inquiry, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company any of its properties, assets or operations.

         (xix) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

         (xx) Assuming the valid adoption of the Company's Stockholder Rights Plan, the Rights under the Company's Stockholder Rights Plan to which holders of the Securities will be entitled have been duly authorized and validly issued.

         (xxi) To our knowledge, there are no holders of securities of the Company who, by reason of the filing of the Registration Statement under the 1933 Act, have the right to request the Company to register under the 1933 Act securities held by them.

         In addition, although we have not undertaken to determine independently, and do not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement or the Prospectus, we have participated in conferences with officers and other representatives of the Company and representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed and we have reviewed certain other documents. Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting matters and because of the wholly or partially non-legal character of many of the matters and statements contained in the Registration Statement and the Prospectus, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements. Without limiting the foregoing, we assume no responsibility for, and have not independently verified the accuracy, completeness or fairness of


                                    Exh. A-4
the financial data included in or excluded from the Registration Statement and we have not examined the accounting, financial records from which such financial statements and schedules are derived. Although certain portions of the Registration Statement (including financial statements and schedules) have been included therein on the authority of "experts" within the meaning of the Act, we are not such experts with respect to any portion of the Registration Statement, including, without limitation, such financial statements or schedules or the other financial data included therein.

         On the basis of the foregoing, we confirm to you that no information has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A information, at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                    Exh. A-5

                                                                       Exhibit B

                  FORM OF OPINION OF COMPANY'S GENERAL COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)



1. Each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except as set forth on Schedule D of the Purchase Agreement, to my knowledge, after due inquiry, is owned by the Company, directly or through its Subsidiaries, free and clear of any security interest, mortgage, pledge, lien or encumbrance; and to my knowledge, after due inquiry, none of the outstanding shares of capital stock of any Significant Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Significant Subsidiary. Except as set forth on Schedule D of the Purchase Agreement, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interests in any Significant Subsidiary.

2. To my knowledge, after due inquiry, no Subsidiary of the Company is in violation of its charter or By-laws and, to my knowledge, after due inquiry, no default by any of the Company's Subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease, or other material agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

3. The execution, delivery and performance of the Purchase Agreement by the Company and the consummation by the Company of the transactions contemplated in the Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations under the Purchase Agreement do not and will not, whether with or without the giving of notice or lapse of

                                    Exh. B-1
time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xi) of the Purchase Agreement) under or, except for security interests created pursuant to the Company's Credit Agreement dated as of November 18, 1997, as amended and restated as of November 10, 1999, with the Chase Manhattan Bank, as agent and the several banks and other financial institutions which are parties thereto, which secure indebtedness thereunder and which are reflected in the Company's audited financial statements included in the Prospectus, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other material agreement or instrument, known to us, after due inquiry, to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or Amended and Restated By-laws of the Company or any of its Significant Subsidiaries, or (assuming compliance with all applicable state or foreign securities and blue sky laws) any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, after due inquiry, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or its Significant Subsidiaries or any of their respective properties, assets or operations.




                                    Exh. B-2

                                                                       Exhibit C

             FORM OF OPINION OF COUNSEL FOR THE SELLING STOCKHOLDERS
                    TO BE DELIVERED PURSUANT TO SECTION 5(c)

         (i) No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals, registrations, qualification or consents as may be necessary under applicable state and foreign securities laws or the rules and regulations of the New York Stock Exchange, as to which we express no opinion) is necessary or required to be obtained by the Selling Stockholders for the performance by each Selling Stockholder of its obligations in the Purchase Agreement or in the Power of Attorney or the Custody Agreement.

         (ii) Each Power of Attorney and each Custody Agreement has been duly executed and delivered by the respective Selling Stockholder named therein and constitutes the legal, valid and binding agreement of such Selling Stockholder, subject to such limitations on enforceability as may obtain under applicable bankruptcy, insolvency, reorganization, moratorium and similar laws now or subsequently in effect concerning the rights and remedies of creditors generally, and by equitable principles and the exercise of judicial discretion.

         (iii) The Purchase Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Stockholder.

         (iv) Each Attorney-in-Fact has been duly authorized by the respective Selling Stockholder to deliver the Securities on behalf of such Selling Stockholder in accordance with the terms of the Purchase Agreement.

         (v) The Selling Stockholders' execution, delivery and performance of the Purchase Agreement, the Power of Attorney and the Custody Agreement, and the sale and delivery of the Securities and the consummation of the transactions contemplated by the Selling Stockholders in accordance with the Purchase Agreement and with the Registration Statement and compliance by each Selling Stockholder with its obligations under the Purchase Agreement have been duly authorized by all necessary action on the part of each Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities or any property or assets of such Selling Stockholder pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement known to us after due inquiry to which such Selling Stockholder is a party or by which it may be bound, or to which any of the property or assets of such Selling Stockholder may be subject nor will such action, execution, delivery or performance result in any violation of the provisions of the governing instrument of such Selling





                                    Exh. C-1

Stockholder, if applicable, or any law or administrative regulation, or any outstanding judgment, administrative or court decree or order known to us after due inquiry, of any governmental agency or body having jurisdiction over such Selling Stockholder or any of its properties.


         (vi) [Option 1 - where the Securities are uncertificated or are or will be held in street name immediately prior to their transfer to the Underwriters:] Each Selling Stockholder has full power, right and authority to sell the Securities to be sold by such Selling Stockholder pursuant to the Purchase Agreement, and as a result of the transfer of such Securities to the Underwriters in accordance with the Purchase Agreement, the Selling Stockholder will transfer control of a security entitlement in respect of such Securities, free of adverse claims. Upon payment for and transfer of control of the Securities in accordance with the Purchase Agreement, the Underwriters will become a "protected purchaser" (within the meaning of ss.8-303 of the New York Uniform Commercial Code (the "New York UCC") of a securities entitlement in respect of such Securities. In rendering this opinion, we assume that (a) DTC is a "securities intermediary" as defined in Section 8-102 of the New York UCC, (b) the State of New York is the "securities intermediary's jurisdiction" of DTC for purposes of Section 8-110 of the New York UCC, (c) the Securities being sold by the Selling Stockholders are registered in the name of DTC or its nominee and (if certificated) certificates for the Securities are in the possession of DTC or another person on behalf of DTC, (d) DTC indicates by book entries on its books that security entitlements with respect to such Securities have been credited to the Underwriters' securities accounts, and (e) the Underwriters are purchasing the Securities without notice of any adverse claim (in each case within the meaning of the New York UCC).

                                     - OR -
                                       --

         (vi) [Option 2 - where the Securities are represented by certificates registered in the name of the respective Selling Stockholders (rather than in the name of DTC or its nominee) which are to be delivered at the Closing accompanied by stock power or similar endorsement:] Each Selling Stockholder is the sole registered owner of the Securities to be sold by such Selling Stockholder, and has full power, right and authority to sell such Securities pursuant to the Purchase Agreement. As a result of the transfer of such Securities to the Underwriters in accordance with the Purchase Agreement, the Selling Stockholder will transfer record ownership to such Securities free of adverse claims. Upon payment for and delivery of the Securities (accompanied by duly executed stock powers in blank or other effective endorsement, together with any necessary signature guarantees) in accordance with the Purchase Agreement, the Underwriters will become a "protected purchaser" (within the meaning of ss.8-303 of the New York Uniform Commercial Code (the "New York UCC")) with respect to such Securities. In rendering this opinion, we assume that the Underwriters are purchasing the Securities without notice of any adverse claim (in each case within the meaning of Article 8 of the New York
UCC).

                                    Exh. C-2

                                                                       Exhibit D

                              _______________, 2001

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated,
Deutsche Banc Alex. Brown Inc.
   as Representatives of the several
   Underwriters to be named in the
   within-mentioned Purchase Agreement
c/o  Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

        Re: PROPOSED PUBLIC OFFERING BY BALLY TOTAL FITNESS HOLDING CORPORATION
            -------------------------------------------------------------------

Dear Sirs:

        The undersigned, a stockholder [and an officer and/or director]* of Bally Total Fitness Holding Corporation, a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Deutsche Banc Alex. Brown Inc. ("Deutsche") propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company and the Selling Stockholders providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or


--------
*        Delete or revise bracketed language as appropriate.






                                    Exh. D-1

(ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

                                       Very truly yours,



                                       Signature:
                                                 ------------------------------

                                       Print Name:
                                                  -----------------------------












                                    Exh. D-2

                                                                         Annex A

          FORM OF ACCOUNTANTS' COMFORT LETTER PURSUANT TO SECTION 5(e)


March 9, 2001


Board of Directors
Bally Total Fitness Holding Corporation
8700 West Bryn Mawr Avenue
Chicago, Illinois  60631

           and

The Underwriters Listed In Schedule A Hereto

Ladies and Gentlemen:

We have audited the consolidated balance sheets of Bally Total Fitness Holding Corporation (the "Company") as of December 31, 2000 and 1999 and the consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2000, and the related schedule, all included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, and included and incorporated by reference in the Registration Statement (No. 333-55136) on Amendment No. 2 to Form S-3, herein referred to as the Registration Statement, filed by the Company under the Securities Act of 1933 (the "Act"); our reports with respect thereto are included and incorporated by reference in such Registration Statement.

In connection with the Registration Statement:

1. We are independent auditors with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the SEC.

2. In our opinion, the consolidated financial statements and financial statement schedule audited by us and included and incorporated in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 ("Exchange Act") and the related rules and regulations adopted by the SEC.

3. We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2000. The purpose (and, therefore, the scope) of our audit for the year ended December 31, 2000 was to enable us to express our opinion on the consolidated financial statements and related schedule at December 31, 2000 and for the year then ended, but not on the financial

Bally Total Fitness Holding Corporation
and
The Underwriters Listed In Schedule A Hereto                       March 9, 2001

         statements for any interim period within that year. Therefore, we are unable to express and do not express an opinion on the financial position, results of operations or cash flows as of any date or for any period subsequent to December 31, 2000.

4. For purposes of this letter we have read the minutes of meetings of the Board of Directors and other committees of the Company as set forth in the minute books through March 7, 2001, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein, except for the regular meeting of the Board of Directors held on February 22, 2001, for which minutes have not been formally prepared. With respect to the regular meeting held on February 22, 2001, we have obtained from the Company a summary of the topics discussed at the meeting. We also have carried out other procedures to March 7, 2001, enumerated in paragraph 5., (our work did not extend to the period from March 8, 2001 to March 9, 2001 inclusive).

         The foregoing procedure does not constitute an audit conducted in accordance with generally accepted auditing standards. Also, it would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

5. Company officials have advised us that no consolidated financial statements as of any date or for any period subsequent to December 31, 2000 are available; accordingly the procedures carried out by us with respect to changes in financial statement items after December 31, 2000, have, of necessity, been limited. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether: (i) at March 7, 2001, there was any change in the capital stock, net increase in the aggregate total amount of long-term debt or decrease in consolidated net property and equipment or consolidated shareholders' equity as compared with amounts shown in the December 31, 2000 audited consolidated balance sheet included and incorporated by reference in the Registration Statement, and (ii) for the period from January 1, 2001 to March 7, 2001 there were any decreases, as compared with the corresponding period of the prior year, in consolidated net revenues or in consolidated net income. On the basis of these inquiries and our reading of the minutes as described in 4. above, nothing came to our attention that caused us to believe that there was any change, increase, or decrease, except in all instances for changes, increases, or decreases which the Registration Statement discloses have occurred or may occur.

6. At your request, we have also read the items identified by you on the attached copies of selected pages from the Registration Statement, and have performed the


                                   Annex A-2

Bally Total Fitness Holding Corporation
and
The Underwriters Listed In Schedule A Hereto                       March 9, 2001

         following procedures, which were applied as indicated with respect to the symbols explained below:

                  A Compared the dollar amounts either to the amounts in the audited consolidated financial statements described in the introductory paragraph of this letter, to the extent such amounts are included in or can be derived from such statements, and found them to be in agreement.

                  B Compared the dollar and other amounts not derived directly from audited consolidated financial statements mentioned above to amounts in the Company's accounting records to the extent such amounts could be so compared directly and found them to be in agreement.

                  C Compared the dollar and other amounts not derived directly from audited consolidated financial statements, or that could not be compared directly to the Company's accounting records, to amounts in analyses prepared by the Company from its accounting records and found them to be in agreement.

                  D Proved the reasonableness of the arithmetic accuracy of percentages or amounts based on the data in the above-mentioned financial statements, accounting records, and analyses.

         We make no representation as to whether the transaction will take place or the number of shares to be sold in the transaction.

7. Our audits of the consolidated financial statements of the Company for the periods referred to in the introductory paragraph of this letter were comprised of audit tests and procedures deemed necessary for the purposes of expressing an opinion on such financial statements taken as a whole. For neither the periods referred to therein nor any other period did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts and summaries of selected transactions such as those enumerated in 6. above and, accordingly, we do not express an opinion thereon.

                                   Annex A-3

Bally Total Fitness Holding Corporation
and
The Underwriters Listed In Schedule A Hereto                       March 9, 2001

8. It should be understood that we make no representations as to questions of legal interpretation or as to the sufficiency for your purposes of the procedures enumerated in 6. above; also, such procedures would not necessarily reveal any material misstatement of the information identified in 6. above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and make no representations as to the adequacy of disclosure or as to whether any material facts have been omitted.

9. This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of securities covered by the Registration Statement, and is not to be used, circulated, quoted or otherwise referred to within or without the underwriting group for any other purpose, including, but not limited to, the registration, purchase or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.


                                                          Very truly yours,

                                   Annex A-4